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E-Filed

Colorado Secretary of State
Date and Time: 09/25/2008 12:19 PM
ID Number: 20041416818

Document number: 20081510832
Amount Paid: $25.00

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Amendment

filed pursuant to §7-90-301, et seq. and §7-110-106 of the Colorado Revised Statutes (C.R.S.)

ID number: 20041416818

1. Entity name: Security With Advanced Technology, Inc.
(If changing the name of the corporation, indicate name BEFORE the name change)

2. New Entity name: (If applicable) PepperBall Technologies, Inc.

3. Use of Restricted Words *(If any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box)*:
   - ☐ "bank" or "trust" or any derivative thereof
   - ☐ "credit union" ☐ "savings and loan"
   - ☐ "insurance", "casualty", "mutual", or "surety"

4. Other amendments, if any, are attached.

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6. If the corporation's period of duration as amended is less than perpetual, state the date on which the period of duration expires: ____________ (mm/dd/yyyy)

   OR

   If the corporation's period of duration as amended is perpetual, mark this box: ☑

7. *(Optional)* Delayed effective date: 09/29/2008 12:01 AM (mm/dd/yyyy)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:

Agron	Adam	J.	
(Last)	*(First)*	*(Middle)*	*(Suffix)*

c/o Brownstein Hyatt Farber Schreck

(Street name and number or Post Office information)

410 17th Street, 22nd Floor

Denver	CO	80202
(City)	*(State)*	*(Postal/Zip Code)*

	United States
(Province – if applicable)	*(Country – if not US)*

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ *and include an attachment stating the name and address of such individuals.)*

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

ATTACHMENT TO
ARTICLES OF AMENDMENT
OF
SECURITY WITH ADVANCED TECHNOLOGY, INC.

The Articles of Incorporation of Security With Advanced Technology, Inc. (the "Company"), including all amendments thereto, are hereby further amended as follows:

Each two shares of the Company's common stock, no par value (the "Common Stock"), outstanding as of the close of business on September 26, 2008 shall be exchanged, effective September 29, 2008, for one share of the Company's Common Stock, pursuant to a reverse stock split approved by the Company's board of directors and shareholders.